UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHEA DEVELOPMENT CORP.

---------------------------

(Name of small business issuer in its charter)

NEVADA	1000	Applied For
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Shea Development Corp.

Iqbal Boga, President

470 Granville Street, Suite 334

Vancouver, B.C. V6C 1V5

Telephone:  604-688-2615

Facsimile: 604-688-2615

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(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

7251 West Lake Mead Blvd Suite 300

Las Vegas, NV 89128

Telephone: 702-562-4091

Facsimile: 702-562-4081

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(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public:

as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

| X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|   |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

|   |

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	3,300,000	$0.05	$165,000	$19.42

(1)

Based on the last sales price on August 9, 2005. ♦

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated November 28, 2005

PROSPECTUS

SHEA DEVELOPMENT CORP.

3,300,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

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The purchase of the securities offered through this prospectus involves a high degree of risk.  See Section Entitled “Risk Factors” on pages 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: November 28, 2005

Table Of Contents

Page
Summary	5
Risk Factors	6
- If we do not obtain additional financing, our business will fail	6
- Because we have not commenced business operations, we face a high risk of business failure	6
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
- Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.	7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.	7
- Even if we discover commercial reserves of precious metals on the Ferry Creek Property, we may not be able to successfully obtain commercial production	7
- If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected	7
- Because our sole director owns 59.26% of our outstanding stock, he could control and make corporate decisions that may be disadvantageous to other minority stockholders	8
- Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
- Because management has no technical experience in mineral exploration, our business has a high risk of failure	8
- If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result	8
- A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9
Selling Securityholders	9
Plan of Distribution	11
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	14
Interest of Named Experts and Counsel	15
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	15
Organization Within Last Five Years	16
Description of Business	16
Plan of Operations	19
Description of Property	20
Certain Relationships and Related Transactions	20
Market for Common Equity and Related Stockholder Matters	20
Executive Compensation	21
Financial Statements	22
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	33

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Ferry Creek mineral claims located in the Laird Mining Division, Cassiar Land District, northern British Columbia, Canada. Our Company’s president, I. J. Boga, staked the claims on our behalf whereby we acquired 100% interest in the two continous map-staked claims covering 713.7 acres.  In August 2005, we retained an independent geologist to prepare a technical report on the property.

Our objective is to conduct mineral exploration activities on the Ferry Creek claims in order to assess whether they possess economic reserves of gold and copper.  We have not yet identified any economic mineralization on the Ferry Creek claims.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 18, 2005, under the laws of the state of Nevada.  Our principal offices are located at 470 Granville Street, Suite 334, Vancouver, British Columbia Canada V6C 1V5.  Our telephone number is (604) 688-2615.

The Offering:

Securities Being Offered	Up to 3,300,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 3,300,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	8,100,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

August 31, 2005

Cash	$35,215
Total Assets	$35,215
Liabilities	$3,000
Total Stockholders’ Equity	$32,215

Statement of Operations

From Incorporation on

February 18, 2005 to August 31, 2005

Revenue	$ 0
Net Loss and Deficit	($13,585)

Risk Factors

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the Ferry Creek claims, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Ferry Creek claims.  We have sufficient funds to conduct the recommended exploration program on the claim, which is estimated to cost $15,200. If successful, we will need additional funds to complete the next phase program, which is estimated in total to cost $50,000.  Even after completing these two phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

Because we have not commenced business operations, we face a high risk of business failure.

We have not yet commenced exploration on the Ferry Creek claims except preparation of technical report. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on February 18, 2005 and to date have been involved primarily in organizational activities and the acquisition of 100% interest in the Ferry Creek claims.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Ferry Creek Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Ferry Creek claims does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.

The report of our independent accountant to our audited financial statements for the period ended August 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on the Ferry Creek claims, we may not be able to successfully commence commercial production.

The Ferry Creek claims do not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Ferry Creek claims into commercial production.  We may not be able to obtain such financing.

Because our sole director owns 59.26% of our outstanding common stock, he could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our director owns approximately 59.26% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Iqbal Boga, intends to devote approximately 20% of his business time, or approximately eight hours per week, providing his services to us.  While Mr. Boga is presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Boga from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

Because our sole director has no technical experience in mineral exploration, our business has a higher risk of failure.

Although our sole director has experience in managing a mineral exploration company, he has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,300,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 22, 2005;

2.

2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of

3.

1933 and was completed on April 25, 2005;

4.

300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 9, 2005;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

James Anderson 272 Edenwold Drive, NW Calgary, Alberta T2A 4A4	200,000	200,000	Nil	Nil

Shenul Basi 2280 – 68th Street, NE, Suite 3204 Calgary, Alberta T1Y 7M1	200,000	200,000	Nil	Nil

Jabeen Boga 1900 Purcell Way North Vancouver, BC V7J 3K3	20,000	20,000	Nil	Nil

Nurbanu Boga 344 – 9th Avenue, SE, Suite 807 Calgary, Alberta T2G 4W8	200,000	200,000	Nil	Nil

David Bear 553 West 23rd Street North Vancouver, BC V7M 2C1	20,000	20,000	Nil	Nil

Marilyn Byers 17732 – 92 Street Edmonton, Alberta T5Z 2L5	20,000	20,000	Nil	Nil

Don Byers 17732 – 92 Street Edmonton, Alberta T5Z 2L5	20,000	20,000	Nil	Nil

Jason D’Silva 18 Haverhill Road, SW Calgary, Alberta T2V 3E3	200,000	200,000	Nil	Nil

Christopher Dingsdale 26 King Street Cobourg, ON, K0K 1S0	200,000	200,000	Nil	Nil

Emily Dingsdale 82 King Street Cobourg, Ontario K9A 2M3	20,000	20,000	Nil	Nil

Michael Dingsdale 4193 Regency Drive Mississauga, Ontario L5C 4K5	20,000	20,000	Nil	Nil

Susanne Dingsdale - Glover 80 King Street Cobourg, Ontario K9A 2M3	20,000	20,000	Nil	Nil

Mohammed Fazil 5255 Dalcroft Cres. NW Calgary, Alberta T3A 1N6	200,000	200,000	Nil	Nil

Michael S. Gillis 403 – 55 East 10th Avenue Vancouver, BC V5T 1Y9	200,000	200,000	Nil	Nil

Dave Glover 80 King Street Cobourg, Ontario K9A 2M3	20,000	20,000	Nil	Nil

Doug Hassell 32 Chinook Drive, SW Calgary, Alberta, T3V 2P6	200,000	200,000	Nil	Nil

Jennifer Hassell 32 Chinook Drive, SW Calgary, Alberta, T3V 2P6	20,000	20,000	Nil	Nil

Delara Hussaini 2025 Graveley Street Vancouver, BC V5L 3B6	20,000	20,000	Nil	Nil

Graham Keevil 1010 Howe Street, Suite 607 Vancouver, BC V6P 1Z5	20,000	20,000	Nil	Nil

Dan Koyich 1451 Acadia Drive, SE Calgary, Alberta T2J 5B1	200,000	200,000	Nil	Nil

Nigar Lila 50 Kincora Drive, NW Calgary, Alberta T3R 1K8	200,000	200,000	Nil	Nil

Scott Lowery 7 Canyon Crescent Whitehorse, Yukon	200,000	200,000	Nil	Nil

Margaret MacBurnie 438 Cannington Close, SW Calgary, Alberta T2W 3G1	20,000	20,000	Nil	Nil

Theresa Rickerby 17 Centre Street Cobourg, ON, K0K 1H0	200,000	200,000	Nil	Nil

Shellene Schaus 117 Queen Street Cobourg, ON, K9A 1N1	200,000	200,000	Nil	Nil

Sanjay Sharma 27 Scenic View Close, NW Calgary, Alberta T3L 1Y5	20,000	20,000	Nil	Nil

Andrew Staszewski 138 Douglas Woods Hill, SE Calgary, Alberta T2Z 3B2	20,000	20,000	Nil	Nil

Claire Van Beek Rogers 100 Ashrton Crescent Brampton, Ontario L6S 3J9	200,000	200,000	Nil	Nil

Patricia Wilson 1746 MacDonald Street Vancouver, BC V6K 3X8	20,000	20,000	Nil	Nil

Scott Winter 340 Ranchview Court, NW Calgary, Alberta T3G 1A6	200,000	200,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 8,100,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $7,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Iqbal Boga	56

Executive Officers:

Name of Officer	Age	Office
Iqbal Boga	56	President, Secretary, Treasurer and Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Iqbal Boga has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on February 18, 2005.  In 1972, Mr. Boga obtained his Bachelor of Science (Honours) in Chemistry from University of London, England and his Bachelor of Commerce (Honours) from University of Windsor, Canada in 1977. In 1979, Mr. Boga obtained his chartered accountant designation while with KPMG and is a Chartered Accountant with over 25 years of experience in financial administration in various senior capacities. Mr. Boga has his own accounting practice, I. J. Boga, Chartered Accountant, serving primarily public companies. Since 1994, Mr. Boga has acted as a director, CFO and Corporate Secretary of Kakanda Development Corp., a mineral exploration company, and from 2004 to present, he has acted as a director, CFO and Corporate Secretary of CZM Capital Corp., a mineral exploration company. Previously, from 1990 to 1991, Mr. Boga was V.P. of Finance & Administration with Workplace Health and Safety Agency, from 1986 to 1990, Mr. Boga was a Director with Canada Post and from 1980 to 1986, and Mr. Boga was Assistant Controller with BP CANADA INC.

Mr. Boga does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Boga intends to devote approximately 20% of his business time to our affairs.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Iqbal Boga 470 Granville Street, Suite 334 Vancouver, B.C., V6C 1V5	4,800,000	59.26%
Common stock	All officers and directors as a group that consists of one person	4,800,000	59.26%

The percent of class is based on 8,100,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November •, 2005, there were 8,100,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

♦♦♦ has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on February 18, 2005 under the laws of the state of Nevada.  On that date, Iqbal Boga was appointed as our sole director.  As well, Mr. Boga was appointed as our president, treasurer, secretary and chief executive officer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the exploration of sole mineral property with a view to exploiting any mineral deposits we discover.  We have staked three mineral claims, two claims known as the Ferry Creek claims.  To date, we have completed the following:

a)

Staked two mineral claims through our Company’s president at a cost of $235;

b)

Acquired technical data for the area from Loumic Resources Inc. for $1,680; and

c)

Retained services of Mr. John Ostler, M.Sc., P.Geo to prepare a technical report on Ferry Creek claims and the area in general. To date, we have incurred $ 2,616.

We intend to focus our exploration program on the Ferry Creek claims.

There is no assurance that a commercially viable mineral deposit exists on the Ferry Creek claims.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Our geologist, based on the results from the most recent phase of technical and area review, recommends the exploration work.  We have not yet commenced the initial phase of exploration on the Ferry Creek claims.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Ferry Creek claims in order to ascertain whether it possesses economic quantities of gold and copper.  There can be no assurance that an economic mineral deposit exists on the Ferry Creek claims until appropriate exploration work is completed.

Even if we complete our proposed exploration program on the Ferry Creek claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Description, Location and Access

The claims comprising the Ferry Creek property are located on the lower slopes of the Ferry Creek valley, a tributary of Turnagain River, one of the principal drainages of the western Stikine Ranges of the Cassiar Mountains of northern of British Columbia.

The Ferry Creek property area comprises two contiguous map-staked claims covering 713.7 acres (288.939 hectares).  These claims are located in the Laird Mining Division, Cassiar Land District.

The locations of the centers of significant areas on the property are as follow:

Center of Entity	U.T.M. Co-ordinates	Longitude and Latitude
Property center	6,465,092N., 508,115 E.	58O 19' 36" N. 128 O 51' 41" W.
Regional geochemical survey anomaly	6,465,790 N., 508,032 E.	58 O 19' 59" N. 128 O 51' 46" W.

An unassumed tote road extends westward from B.C. Highway 37 south of Dease Lake to Wolvarine Lake, located about 10 miles (16 kilometers) east of the Ferry Creek property.  That road passes within 1 km of the property near the northern end of Letain Lake.  Currently this road is held under Special Use Permit No. S23740 held by The Jade Guys Inc.  Several other mineral companies along its route use it.  There are no bridges along the route and mostly bulldozers pulling skids of equipment use it.  At present, the tote road is not suitable for normal vehicular traffic, but because of its long history as a mining access road, it could be upgraded to handle normal traffic with only a moderate amount of permitting.

The nearest supply and service center to the Ferry Creek property is Dease Lake, located about 46 miles (75 kilometers) west of the claims.  The town is an important service stop on the Stewart-Cassiar Highway (Hwy. 37) that connects west-central British Columbia with eastern Yukon and through it, Alaska.

Dease Lake has an airport and float base where airplanes and helicopters are available year-round for hire.  The town also has a hotel stores and minor repair facilities sufficient to support a reconnaissance exploration program.  Facilities supporting heavy machinery are located at Smithers and Terrace, both located on Highway 16 near the southern end of Highway 37.  Smithers is 379 miles (621 kilometers) south of Dease Lake.

Adequate fresh water for mining purposes could be obtained from Ferry Creek or from Letain Lake, located 1.3 miles (2.1 kilometers) east of the southeastern corner of the property.

The property is covered with sub-alpine forest, dominated by mountain hemlock and spruce.   Timber on the property is of insufficient size and quality for mining timber. The property is remote from any electrical grid.  Consequently, electricity for a mining operation would have to be generated on site or by damming a nearby river.

Terrain on the property varies from gently sloping in the northern part to steep in the south. Rock outcrop increases from sparse near the property’s northern boundary to common at the southern boundary. Soil profiles on the Ferry Creek property are typical of the lower valley slopes throughout the Turnagain River drainage. Profiles are sufficiently well developed for soil geochemical surveys to be successful in identifying areas of anomalous metal concentrations.

The closest weather station to the property-area is at Dease Lake, British Columbia.  Climatic statistics for that station are quoted from Environment Canada as follow:

Average temperature:  January:

High    8.8F. (-12.9C.)

July:   High   66.9F (19.4C.)

Low   -7.6F.  (-22.0C.)

           Low   43.2F (6.2C.)

Average annual precipitation:

96.4 inches (2,449 mm) of which 10.4 inches (265 mm) falls as rain and 86 inches (218.4 cm) falls as snow

Driest month:

November with 1.18 inches (29.9 mm) precipitation

Wettest month:

July with 2.42 inches (61.6 mm) precipitation

The climate at higher elevations in the western Cassiar Mountains around the property-area is colder and snowier in the winter than that at Dease Lake, which is on the Tanzilla Plateau located west of the Cassiar Mountains.

We will have access to the claims for exploration from approximately April to mid-October each year.

Title to the Ferry Creek claims

The Ferry Creek Property consists of two mineral claims comprising 713.7 acres (288.93 hectares).  A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  Title to the Ferry Creek claims is registered in the name of our President, Iqbal Boga, who has assigned it to the Company.

Tenure of the claims comprising the Ferry Creek property is as follows:

Map-staked Claims

Claim Name	Record Number	Area: Acres (ha.)	Record Date	Expiry Date	Owner
SHEA	517727	251.9 (101.993)	July 14, 2005	July 14, 2006	Iqbal Boga
SHEA	518019	461.8 (186.946)	July 19, 2005	July 19, 2006	Iqbal Boga
		713.7 (288.939)

Further information can be obtained from the Government of BC website (Ministry of Mines):

http://www.mtonline.gov.bc.ca/mtov/searchTenures.dp?owner=200486

The claims were created on July 14, 2005 and July 19, 2005 and are in good standing until July 14, 2006 and July 19, 2006 respectively.  This means that the claims will expire in 2006 unless we complete at least Cdn. $1,115.76worth of exploration work by that date.  The value of assessment work required on a mineral claim is Cdn. $4.00 per hectare for the first three years and Cdn. $8.00 per hectare for each subsequent year. If the required exploration work is incurred, then the deadline is extended for another year.  .

Exploration History

The Ferry Creek property has been subject to the following exploration:

1932

Placer gold was found on Wheaton Creek.

1937

Alice Shea found large gold nuggets on Alice Shea Creek.

1970

Scurry-Rainbow Oil Limited tested ultramafic rocks near Mount Shea for nickel.

1978

The Spring 1-3 claims were staked by Cry Lake Jade Mines Ltd., a subsidiary of Mohawk Oil Co. Ltd. The upper part of the Ferry Creek drainage was explored for jade.

1981

DuPont of Canada Exploration Limited conducted an extensive regional stream sediment sampling program.

1982

Mohawk Oil took direct control of the Spring property and explored it for specific gold-bearing quartz veins.

1984

Mohawk Oil expanded the Spring claims northward over the area now covered by the Ferry Creek property. 1:50,000-scale geological mapping and induced polarization surveys on the enlarged property mostly of the original Spring claims.  Geological mapping includes the interpretation of previous data and observations made in the field to produce a map of the projected surface distribution of rock types, trends and structures. These may relate to the shape, size and orientation of bodies of economic mineralization that may exist within the map area.

Induced polarization surveys measure the time or frequency delay of a pulse of electricity that is put into the ground at a known place.  Various spacings between the electrical induction point and receivers are used to calculate the resistivity and conductivity of the rocks beneath the surface at different depths.  Generally metallic mineral deposits are good electrical conductors.  They tend to have low resistivities and high conductivities relative to normal rocks.

1985

Mohawk Oil continued work in the central ridge area on its Spring property.

Powder Ridge Resources Ltd. conducted airborne magnetics and VLF-EM (very low frequency electromagnetic) surveys between Mount Shea and Ferry Creek.  Magnetic surveys measure changes in total strength of either selected vectors, or the total magnetic field generated by the earth at various locations throughout the survey area.  Mineral deposits rich in magnetic minerals are revealed as magnetic highs by these surveys.  Alteration haloes surrounding mineral deposits can appear as peripheral magnetic lows.

Very Low Frequency electromagnetic surveys use the signals generated by military beacons to measure the change in the angles of the local lines of force due to the interaction of the beacon signals with the earth’s magnetic field.  Severe differences between adjacent rocks generate electromagnetic trends, called conductors.

Both magnetic and electromagnetic surveys can be conducted either with airborne or ground-based equipment.  These surveys respond to differences in the magnetic and electrical character of the rocks and sediments in a survey area.  These differences can be generated by non-economic as well as economic sources.

1986

Imperial Metals Corp. conducted geological mapping and rock sampling between Wheaton and Alice Shea creeks to follow up on the DuPont survey results.  Sampling from sub-vertical quartz veins up to 0.5 meters (1.6 feet) wide returned values up to 10.3 parts per million (0.03 ounces/ton) silver and 0.57% copper.

1987

Follow-up work in the Powder Ridge survey area comprised trenching, soil geochemistry and geological mapping.   Trenching involves involves removing surface soil using a backhoe or bulldozer.  Samples are then taken from the bedrock below and analysed for mineral content.

1990

Gold Bank Ventures Ltd. of Calgary, Alberta acquired the King claims, which extended from Mount Shea to Ferry Creek.  Tim Neale conducted a program of geological mapping and rock chip sampling on the property.

2005

Iqbal Boga staked the Ferry Creek property.

Rock Formation

A northwesterly trending band of metasedimentary and metavolcanic rocks crosses Ferry Creek in the central part of the Ferry Creek property area.  Metasedimentary rocks are those formed by layers of material that has accumulated and hardened, which are then subsequently altered by pressure and temperature.  Metavolcanic rocks are those ejected from volcanoes that are buried underneath subsequent rock and are then subjected to high pressures and temperatures, causing the rock to recrystallize.

This band is flanked to the northeast and southwest by bands of ultramafic rocks. Either ultramafic rocks are volcanic or intrusive rocks that are Fe and Mg rich.  They are associated with either oceanic ridge spreading or they have been obducted up from the upper mantle or lower crust to surface during plate collision, mountain building and subsequent erosion.

Geological Report

We retained the services of Mr. John Ostler, M.Sc., P. Geo., a professional geologist, to complete an evaluation of the Ferry Creek claims and to prepare a geology report on the claim.

Mr. Ostler is a professional geologist who graduated from the University of Guelph, in Ontario where he obtained his Bachelor of Arts degree in Geography (Geomorphology) and Geology in 1973 and he is a graduate of Carleton University of Ottawa, Ontario, where he obtained his Master of Science in Geology in 1977. Mr. Ostler is a registered as Processional Geoscientist with the Association of Professional Engineers and Geoscientists of British Columbia. Mr. Ostler has been engaged in the study and practice of the geological profession for over 30 years.

Based on his review, Mr. Ostler recommends a multi-phase program of exploration on the Ferry Creek property. His recommendation would be to commence exploration with an initial phase of prospecting and 1:10,000-scale geological mapping. This would be followed by soil geochemical and geophysical surveys. Soil geochemical surveys consist of our consulting geologist and his assistant gathering soil samples from property areas with the most potential to host economically significant mineralization based on past exploration results.  All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.  Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.  Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

The first phase would consist of geological mapping, prospecting and geochemical sampling.  Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work.  Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.

We intend to have Mr. Ostler oversee the exploration of our Ferry Creek mineral claims. The budget for Mr. Ostler’s visit and review is $1,000. Mr. Ostler has advised us that he is visiting the area for another company and this would reduce our costs. In January 2006, or when Mr. Ostler is available, we intend to have him review the area in general for possible recommendation of further claim staking. The budget for staking is $500.

As recommended by Mr. Ostler’s technical report, we intend to commence the phase one program in April 2006 (due to the on coming severe weather condition which started in early October) and expect that the program will take about one month to complete.  We will pay for the costs of the program from existing cash on hand.

The first phase is estimated to cost $15,200 as described below.

Budget – Phase I

Geologist

17 day @ $320/day

$ 5,440

Prospector

10 days @ $350/day

$ 2,400

Crew

4 days @ $350/day

$    736

Equipment rental                       1 x 4 wheel drive vehicle                                      $    800

Camp, Fuel, Food, Field Supplies                       $  1,616

Assays 10

$    560

Helicopter 1 hour @ $1,000

$    960

Taxes

$    902

Contingency

$ 1,418

Total

$15,200

After the completion of the exploration program, we will have our consulting geologist prepare a report discussing the results and conclusions of the program.  We will also ask him to provide us with a recommendation for additional exploration work on the Ferry Creek Property, which will include a proposed budget.  Until we complete the program, we will not know what the next phase of exploration program will entail.  However, we expect that a second phase program will cost approximately $50,000 and that we will need to raise additional financing to cover those costs through the sale of our common stock, although we currently do not have any specific financing arranged.  Subject to financing, we expect to commence a next phase of exploration on the Ferry Creek Property in the fall of 2006.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any appreciable disturbance to the land during the exploration program on the Ferry Creek claims, we will not have to seek any government approvals prior to conducting exploration.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  This site contains information statements and other information regarding issuers that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is:

1.

To have Mr. Ostler visit the site and the area in general with possible recommendation of further claim staking. The budget for Mr. Ostler’s visit and review is $1,000 and staking would be $500.

2.

In April 2006, to complete the recommended exploration program on the Ferry Creek claims consisting of a geological mapping, prospecting and geochemical sampling.  We anticipate that these exploration programs will each cost approximately $15,200.  To date, we have not commenced exploration on the Ferry Creek claims.  The program should take approximately up to a one month to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for the exploration program, though Mr. John Ostler has indicated that he will oversee all exploration if he is available.

We plan to finance the cost of the exploration program from cash on hand, plus advances from our Company’s President if the need arises.

After the completion of the phase one of the exploration program, we will have our consulting geologist prepare a report discussing the results and conclusions of the first phase of exploration.  We will also ask him to provide us with a recommendation for additional exploration work on the Ferry Creek Property, which will include a proposed budget.  Until we complete the phase one of the programs, we will not know what the next phase of exploration program will entail.  However, we expect that we will need to raise additional financing to cover the costs of the next phase of the program through the sale of our common stock, although we currently do not have any specific financing arranged.  Subject to financing, we expect to commence a second phase of exploration on the Ferry Creek Property in the fall of 2006.

As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.  We will pay these expenses from our current cash on hand.

Total expenditures over the next 12 months are therefore expected to be $35,000.

While we have enough funds to cover these anticipated expenses, we will require additional funding in order to proceed with any additional recommended exploration on the Ferry Creek claims following the completion of the program.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.    We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through August 31, 2005

We have not earned any revenues from our incorporation on February 18, 2005 to August 31, 2005.  We do not anticipate earning revenues unless we enter into commercial production on the Ferry Creek claims, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Ferry Creek claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $13,585 for the period from our inception on February 18, 2005 to August 31, 2005. These operating expenses were comprised of mineral property acquisition costs and technical report of $4,531, professional fees of $3,000, incorporation costs of $500, donated management services of $5,000, and general and administration expenses of $554.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have staked the Ferry Creek mineral claims, which provide us with the right to explore for and extract minerals from the claim area.  We do not own any real property interest in the Ferry Creek claims or any other property.

Certain Relationships And Related Transactions

On our behalf, our president, Mr. Iqbal Boga, staked three mineral claims known as the Ferry Creek Property, located in the Liard Mining Division of British Columbia, Canada.  The claims are currently held in held in trust by Mr. Boga for our benefit.  We have paid for the cost of staking.

During the period ended August 31, 2005, we paid $500 to Mr. Boga for rent of office premises, valued at $100 per month.

Mr. Boga provides management services, accounting, and document preparation services to us at a value of $1,000 per month. During the period ended August 31, 2005, donated services of $5,000 were charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*

Any of our directors or officers;

*

Any person proposed as a nominee for election as a director;

*

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*

Our sole promoter, Iqbal Boga;

*

Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 4,800,000 shares of our common stock are available for resale to the public after February 18, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 81,000 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 8,100,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 17, 2005 to August 31, 2005:

Annual Compensation

Name	Title	Year	Salary ($)	Bonus ($)	Other Comp. ($)	Restricted Stock Awarded	Options/SARS (#)	LTP payouts ($)
Iqbal Boga	Pres, Sec, Treas, CFO, & Dir	2005	$0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Boga any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.  Report Of Independent Registered Public Accounting Firm

F–1

2. Audited financial statements for the period ending August 31, 2005, including:

  a.   Balance Sheet

F–2

  b.  Statement of Operations

F–3

  c.  Statement of Cash Flows

F–4

  d.  Statement of Stockholders’ Equity

F–5

  e.  Notes to the Financial Statements

F–6

Report Of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

of Shea Development Corp.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Shea Development Corp. (An Exploration Stage Company) as of August 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from February 18, 2005 (Date of Inception) to August 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Shea Development Corp. (An Exploration Stage Company) as of August 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from February 18, 2005 (Date of Inception) to August 31, 2005 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage and has losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson Carr-Hilton LaBonte

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 4, 2005

Shea Development Corp.

(An Exploration Stage Company)

Balance Sheet

(Expressed in U.S. Dollars)

August 31,
2005

Assets
Current Assets
Cash	$ 35,215

Total Assets	$ 35,215

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$ 3,000

Total Liabilities	3,000

Commitment (Note 3)

Stockholders’ Equity

Common Stock
75,000,000 shares authorized, with a $0.001 par value,
8,100,000 shares issued and outstanding	8,100
Additional Paid-in Capital	32,700
Donated Capital (Note 4)	5,000
Deficit Accumulated During The Exploration Stage	(13,585)

Total Stockholders’ Equity	32,215

Total Liabilities and Stockholders’ Equity	$ 35,215

GOING CONCERN CONTINGENCY (Note 1)

The accompanying notes are an integral part of these financial statements

Shea Development Corp.

(An Exploration Stage Company)

Statement of Operations

(Expressed in U.S. Dollars)

From February 18, 2005 (Inception) to August 31,
2005

Expenses

Incorporation costs	500
Management services (Note 4)	5,000
Mineral exploration costs	4,296
Mineral property costs	235
Office and rent (Note 4)	554
Professional fees	3,000

Total Expenses	13,585

Net Loss For The Period	$ (13,585)

Net Loss Per Share – Basic and Diluted	$ (0.01)

Weighted Average Number of Common Shares Outstanding	3,756,000

The accompanying notes are an integral part of these financial statements

Shea Development Corp.

(An Exploration Stage Company)

Statement of Cash Flows

(Expressed in U.S. Dollars)

From February 18, 2005 (Inception) to August 31,
2005
Operating Activities
Net loss for the period	$ (13,585)

Adjustment to reconcile net loss to net cash used in operating activities
Donated management services	5,000

Changes in operating assets and liabilities
Accounts payable and accrued liabilities	3,000

Net Cash Used in Operating Activities	(5,585)

Financing Activities
Proceeds on sale of common stock	40,800

Net Cash From Financing Activities	40,800

Increase in Cash	35,215

Cash, Beginning of Period	–

Cash, End of Period	$ 35,215

Non-cash Investing and Financing Activities	–

Supplemental Disclosure
Interest paid	–
Income taxes paid	–

The accompanying notes are an integral part of these financial statements

Shea Development Corp.

(An Exploration Stage Company)

Statement of Stockholders’ Equity

For the period from February 18, 2005 (Date of Inception) to August 31, 2005

(Expressed in U.S. Dollars)

	Common Shares		Additional		Deficit Accumulated During the
			Paid-in	Donated	Exploration
	Number	Par Value	Capital	Capital	Stage	Total

Balance, February 18, 2005 (Date of Inception)	–	$ –	$ –	$ –	$ –	$ –
Shares issued for cash
– March, 2005 at $0.001	5,800,000	5,800	–	–	–	5,800
– April, 2005 at $0.01	2,000,000	2,000	18,000	–	–	20,000
– July, 2005 at $0.05	300,000	300	14,700	–	–	15,000
Donated management services	–	–	–	5,000	–	5,000
Net loss for the period	–	–	–	–	(13,585)	(13,585)
Balance, August 31, 2005	8,100,000	8,100	32,700	5,000	(13,585)	32,215

The accompanying notes are an integral part of these financial statements

Shea Development Corp.

(An Exploration Stage Company)

Notes To The Financial Statements

(Expressed in U.S. Dollars)

1.

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on February 18, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $13,585 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to address the going concern issue by funding future operations through the sale of equity capital and by director loans, if needed.

The Company filed an SB-2 Registration Statement to register 3,300,000 shares of common stock for resale by existing shareholders of the Company with the United States Securities and Exchange Commission. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. Dollars. The Company’s fiscal year-end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

c)

Mineral Property Costs

The Company has been in the exploration stage since its formation on February 18, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Shea Development Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies (continued)

d)

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities approximates their fair value because of the short-term maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

e)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash is deposited with a high quality credit institution.

f)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

g)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

h)

Stock-based Compensation

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

Shea Development Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies (continued)

i)

Stock-based Compensation (continued)

The Company has elected to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above.  Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock.  Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.  In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.  In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.  To August 31, 2005 the Company has not granted any stock options.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25.

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

i)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

j)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Shea Development Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies (continued)

k)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

l)

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award.  SFAS 123(R) is effective for all interim periods beginning after December 15, 2005.  Management is currently evaluating the impact which the adoption of this standard will have on the Company’s financial condition or results of operations, should the Company grant stock options in the future.

In December 2004, the FASB issued SFAS No. 153,  “Exchanges of Non-monetary Assets”, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”) SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 is effective for fiscal periods beginning after June 15, 2005.  Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

3.

Mineral Properties

The Company has staked three mineral claims of which two are contiguous and are known as the Ferry Creek Property, located in the Liard Mining Division of British Columbia, Canada.  The claims are currently held in held in trust by the President of the Company for the benefit of the Company.

4.

Related Party Balances/Transactions

a)

During the period ended August 31, 2005, the Company paid $500 to the President of the Company for rent of office premises, valued at $100 per month.

b)

The President of the Company provides management services, accounting, and preparation of the Company’s SB-2. These services are valued at $1,000 per month. During the period ended August 31, 2005 donated services of $5,000 were recognized.

c)

Refer to Note 3.

Shea Development Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

5.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $13,585, which expires in 2019. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at August 31, 2005, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

August 31, 2005 $

Net Operating Loss	13,585
Statutory Tax Rate	34%
Effective Tax Rate	–
Deferred Tax Asset	4,755
Valuation Allowance	(4,755)

Net Deferred Tax Asset	–

Changes In And Disagreements With Accountants on Accounting and

Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officer and director is indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 19.42
Transfer Agent fees	$ 1,000.00
Auditing fees and expenses	$ 3,000.00
Legal fees and expenses	$ 1,500.00
Edgar filing fees	$ 1,500.00
Total	$7,019.42

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 4,800,000 shares of our common stock at a price of $0.001 per share to our president, Iqbal Boga, on February 18, 2005.  The total amount received from this offering was $4,800.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to a total of five purchasers on March 22, 2005.  The total amount received from this offering was $1,000.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Nurbanu Boga	200,000
Mohammed Fazil	200,000
Michael S. Gillis	200,000
Dan Koyich	200,000
Shellene Schaus	200,000

We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on April 25, 2005.  The total amount received from this offering was $20,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
James Anderson	200,000
Shenul Basi	200,000
Christopher Dingsdale	200,000
Jason D’Silva	200,000
Doug Hassell	200,000
Nigar Lila	200,000
Scott Lowrey	200,000
Theresa Rickerby	200,000
Scott Winter	200,000
Claire Van Beek Rogers	200,000

We completed an offering of 300,000 shares of our common stock at a price of $0.05 per share to a total of fifteen purchasers in July 2005.  The total amount received from this offering was $15,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
David Bear	20,000
Jabeen Boga	20,000
Don Byers	20,000
Marilyn Byers	20,000
Emily Dingsdale	20,000
Michael Dingsdale	20,000
Susanne Dingsdale - Glover	20,000
Dave Glover	20,000
Jennifer Hassell	20,000
Delara Hussaini	20,000
Graham Keevil	20,000
Margaret MacBurnie	20,000
Sanjay Sharma	20,000
Andrew Staszewski	20,000
Patricia Wilson	20,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit

Number             Description

  3.1

Articles of Incorporation

  3.2

Bylaws

  3.3

Legal opinion of ♦♦♦, with consent to use

  3.4

Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants

  3.5

Consent of John Ostler, professional geologist, with consent to use

  3.6

Location map

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 28, 2005.

Shea Development Corp.

By: /s/ Iqbal Boga

------------------------------

Iqbal Boga

President, Secretary, Treasurer, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Iqbal Boga Iqbal Boga	President, Secretary, Treasurer, Chief Executive Officer, principal accounting officer, principal financial officer and Director	November 10, 2005

3.1

Articles of Incorporation

ARTICLES OF INCORPORATION

OF

SHEA DEVELOPMENT CORP.

FIRST.   The name of the corporation is Shea Development Corp.

SECOND.  The registered office of the corporation in the State of Nevada is located at 7151 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128.  The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation.  The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity,

FOURTH.  The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized.  The corporation may from time issued said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).  The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

   Name:

Iqbal Jaffer Boga

   Address:

334 – 470 Granville Street

Vancouver, BC Canada, V6C 1V5

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

   Name:

Leah Finke

   Address:

7251 West Lake Mead Blvd., Suite 300

Las Vegas, Nevada, 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd., Suite 300, Las Vegas, Nevada, 89128.

NINTH. The corporation is to have perpetual existence.

TENTH.  The Board of Directors shall adopt the initial By-laws of the corporation.  The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVEN. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada  Revised Statutes.  Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

TWELVETH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this February 17, 2005.

                                                           /s/ Leah Finke

____________________________

Leah Finke

Incorporator

3.2

Bylaws

BYLAWS

of

SHEA DEVELOPMENT CORP.

(the "Corporation")

ARTICLE I:  MEETINGS OF SHAREHOLDERS

Section 1 - Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.

Section 2 - Special Meetings

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

Section 3 - Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board of Directors may from time to time fix.

Section 4 - Notice of Meetings

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting, and the general nature of the business of the meeting, must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at least ten (10) days prior to the meeting.  Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

Section 5 - Action Without a Meeting

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required.  Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

Section 6 - Quorum

a)

No business, other than the election of the chairman or the adjournment of the meeting, will be transacted at an annual or special meeting unless a quorum of shareholders, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

b)

Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.

c)

If within half an hour from the time appointed for an annual or special meeting a quorum is not present, the meeting shall stand adjourned to a day, time and place as determined by the chairman of the meeting.

Section 7 - Voting

Subject to a special voting rights or restrictions attached to a class of shares, each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

Section 8 - Motions

No motion proposed at an annual or special meeting need be seconded.

Section 9 - Equality of Votes

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

Section 10 - Dispute as to Entitlement to Vote

In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

Section 11 - Proxy

a)

Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy.  A form of proxy must be in writing under the hand of the appointor or of his or her attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney.  A proxyholder need not be a shareholder of the Corporation.

b)

A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting.  In addition to any other method of depositing proxies provided for in these Bylaws, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

ARTICLE II:  BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications

a)

The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than nine (9) directors.  The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

b)

The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors.  Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal.  Any Director may resign at any time upon written notice of such resignation to the Corporation.

c)

A casual vacancy occurring in the Board may be filled by the remaining Directors.

d)

Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected.  A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting.  So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e)

A Director is not required to hold a share in the capital of the Corporation as qualification for his or her office.

Section 2 - Duties, Powers and Remuneration

a)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the shareholders or any other persons as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b)

The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 3 - Meetings of Directors

a)

The President of the Corporation shall preside as chairman at every meeting of the Directors, or if the President is not present or is willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b)

The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit.  Questions arising at a meeting must be decided by a majority of votes.  In case of an equality of votes the chairman does not have a second or casting vote.  Meetings of the Board held at regular intervals may be held at the place and time upon the notice (if any) as the Board may by resolution from time to time determine.

c)

A Director may participate in a meeting of the Board or of a committee of the Directors using conference telephones or other communications facilities by which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation.  A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting and to have so agreed.  Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)

A Director may, and the Secretary on request of a Director shall, call a meeting of the Board. Reasonable notice of the meeting specifying the place, day and hour of the meeting must be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his or her address as it appears on the books of the Corporation or by leaving it at his or her usual business or residential address or by telephone, facsimile or other method of transmitting legibly recorded messages.  It is not necessary to give notice of a meeting of Directors to a Director immediately following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

e)

A Director of the Corporation may file with the Secretary a document executed by him waiving notice of a past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to meetings held thereafter.  After filing such waiver with respect to future meetings and until the waiver is withdrawn no notice of a meeting of Directors need be given to the Director.  All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f)

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed is a majority of the Directors or, if the number of Directors is fixed at one, is one Director.

g)

The continuing Directors may act notwithstanding a vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h)

All acts done by a meeting of the Directors, a committee of Directors, or a person acting as a Director, will, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of the Directors, shareholders of the committee or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed and was qualified to be a Director.

i)

A resolution consented to in writing, whether by facsimile or other method of transmitting legibly recorded messages, by all of the Directors is as valid as if it had been passed at a meeting of the Directors duly called and held.  A resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing.  A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j)

All Directors of the Corporation shall have equal voting power.

Section 4 - Removal

One or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

Section 5 - Committees

a)

The Directors may from time to time by resolution designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution.  Each such committee shall serve at the pleasure of the Board of Directors and unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

b)

Each Committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board at such times as the Board may from time to time require.  The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

ARTICLE III:  OFFICERS

Section 1 - Number, Qualification, Election and Term of Office

a)

The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws.  The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable.  Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)

The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

c)

Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal

Any officer appointed by the Board of Directors may be removed by a majority vote of the Board, either with or without cause, and a successor appointed by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Remuneration

The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 5 - Conflict of Interest

Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest.

ARTICLE V:  SHARES OF STOCK

Section 1 - Certificate of Stock

a)

The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

b)

Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation.  Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities.  If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c)

If the Corporation issued uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

d)

Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e)

If a share certificate:

(i)

is worn out or defaced, the Directors shall, upon production to them of the certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and issue a new certificate;

(ii)

is lost, stolen or destroyed, then upon proof being given to the satisfaction of the Directors and upon and indemnity, if any being given, as the Directors think adequate, the Directors shall issue a new certificate; or

(iii)

represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request.

Section 2 - Transfers of Shares

a)

Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney;  and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

b)

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 3 - Record Date

a)

The Directors may fix in advance a date, which must not be more than 60 days permitted by the preceding the date of a meeting of shareholders or a class of shareholders, or of the payment of a dividend or of the proposed taking of any other proper action requiring the determination of shareholders as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, a meeting and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these Bylaws, only shareholders of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b)

Where no record date is so fixed for the determination of shareholders as provided in the preceding Bylaw, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

Section 4 - Fractional Shares

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve, will not be required to issue fractional shares in connection with an amalgamation, consolidation, exchange or conversion.  At the discretion of the Directors, fractional interests in shares may be rounded to the nearest whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for cancellation by the Corporation for such consideration as the Directors determine.  The Directors may determine the manner in which fractional interests in shares are to be transferred and delivered to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation.  In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation's Registrar and Transfer Agent a sum sufficient to pay the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders.  Such setting aside is deemed to be payment to such shareholders for the fractional interests in shares not so delivered which will thereupon not be considered as outstanding and such shareholders will not be considered to be shareholders of the Corporation with respect thereto and will have no right except to receive payment of the money so set aside and deposited upon delivery of the certificates for the shares held prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE VI:  DIVIDENDS

a)

Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

b)

Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and:

(i)

a majority of the current shareholders of the class or series to be issued approve the issue; or

(ii)

there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE VII:  BORROWING POWERS

a)

The Directors may from time to time on behalf of the Corporation:

(i)

borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

(ii)

issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person, and

(iii)

mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation (both present and future).

b)

A bond, debenture or other debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable free from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VIII:  FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX:  CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.  The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE X:  AMENDMENTS

Section 1 - By Shareholders

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.

Section 2 - By Directors

The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE XI:  DISCLOSURE OF INTEREST OF DIRECTORS

a)

A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds an office or possesses property whereby, directly or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a Director, shall declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)

A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken.  The foregoing prohibitions do not apply to:

(i)

a contract or transaction relating to a loan to the Corporation, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

(ii)

a contract or transaction made or to be made with or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director or officer;

(iii)

a contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or a contract, arrangement or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in the contract, arrangement or transaction;

(iv)

determining the remuneration of the Directors;

(v)

purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

(vi)

the indemnification of a Director by the Corporation.

c)

A Director may hold an office or place of profit with the Corporation (other than the office of Auditor of the Corporation) in conjunction with his or her office of Director for the period and on the terms (as to remuneration or otherwise) as the Directors may determine.  No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d)

A Director or his or her firm may act in a professional capacity for the Corporation (except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e)

A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XII:  ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada.  Such list shall be certified by an officer of the Corporation.

ARTICLE XIII:  INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)

The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

CERTIFIED TO BE THE BYLAWS OF:

SHEA DEVELOPMENT CORP.

per:

/s/ Ickbal Boga

______________________

Ickbal Boga, Secretary

3.4

Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants

November 4, 2005

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.,

Washington  DC  20549

Re: Shea Development Corp. –Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated November 4, 2005, of the following:

•

Our report to the Stockholders and Board of Directors of Shea Development Corp. dated October 4, 2005 on the financial statements of the Company as at August 31, 2005 and the statements of operations, changes in stockholders’ equity and cash flows for the period from February 18, 2005 (inception) to August 31, 2005.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

/s/ Dale Matheson Carr-Hilton Labonte

_______________________________________

Dale Matheson Carr-Hilton LaBonte

Chartered Accountants

Vancouver, British Columbia

3.5

Consent of John Ostler, professional geologist, with consent to use

November 4, 2005

I hereby consent to the inclusion and reference to my report dated August 10, 2005, entitled “The Ferry Creek Property” in the Registration Statement on Form SB-2 filed by Shea Development Corp. with the United States Securities and Exchange Commission. I confirm that I have reviewed Shea Development Corp.’s summary of my geological report in its registration statement and concur with its contents. I also consent to the inclusion of my name as an expert in Shea Development Corp.’s registration statement and the filing of this consent as an exhibit to its registration statement.

/s/ John Ostler

------------------------------

John Ostler; M.Sc., P.Geo.

Professional Geoscientist

3.6     Location Map

YUKON
ATLIN
128°
120°
60°
CASSIAR
DEASE LAKE
FERRY CREEK PROPERTY
FORT NELSON
HIGHWAY 37
Stikine R.
Iskut R.
Kechika R.
WARE
ALASKA
STEWART
FORT ST. JOHN
56°
HAZELTON
PRINCE RUPERT
TERRACE
SMITHERS
KITIMAT
HIGHWAY 16
QUEEN CHARLOTTE ISLANDS
PRINCE GEORGE
ALBERTA
Fraser River
BRITISH COLUMBIA
BARKERVILLE
QUESNEL
BELLA COOLA
WILLIAMS LAKE
52°
REVELSTOKE
BRALORNE
PORT ALICE
KAMLOOPS
CAMPBELL RIVER
MERRITT
KELOWNA
KASLO
SQUAMISH
PRINCETON
PORT ALBERNI
Vancouver
KEREMEOS
PENTICTON
KIMBERLEY
NELSON
ROSSLAND
49°
VANCOUVER
SCALE
0 100 200 300 400 km
0 50 100 150 200 mi
WASHINGTON
Victoria
N.

Figure 1

CASSIAR EAST YUKON EXP. LTD.

GENERAL LOCATION

FERRY CREEK PROPERTY

58° 19' 36" N., 128° 51' 41" W.

U.T.M.: 6,465,790 N., 508,115 E.

N.T.S.: 104 I/7, LIARD M.D., B.C.

JOHN OSTLER; M.Sc, P.Geo. AUGUST, 2005